UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 16, 2009

ProUroCare Medical Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., STE 101, Eden Prairie, MN		55416
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   952-476-9093

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into Material Definitive Agreements

Crown Bank Loan

On June 16, 2009, ProUroCare Medical Inc. (the “Company” or “we”) borrowed $100,000 pursuant to a promissory note issued in favor of Crown Bank.  The promissory note matures on March 28, 2010 and bears interest at the Prime Rate plus 1.0 percent, but never less than 6.00 percent.  The note is guaranteed by Ian Friendly.  The note, along with an existing $1,200,000 promissory note, is secured by all Company assets.

Item 2.03  Creation of a Direct financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Company

See “Crown Bank Loan” in Item 1.01 above.

Item 3.02  Unregistered Sales of Equity Securities

As consideration for his guarantee, the Company issued 6,667 shares of its common stock to Mr. Friendly, and will issue 1,111 additional shares for each month the loan remains outstanding after December 31, 2009.

Issuances of the securities described above were made in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act of 1933 based on the fact that only one person is receiving shares, this financial sophistication and the limited manner of the offering.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

June 22, 2009	By:	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer